UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2023

Cyber Apps World, Inc.

(Exact name of registrant as specified in its charter)

000-50693	90-0314205
(Commission File Number)	(IRS Employer Identification Number)

9436 W. Lake Mead Blvd Suite 5-53 Las Vegas, NV	89134-8340
(Address of Principal Executive Offices)	(Zip Code)

1-702-805-0632

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2023, effective upon the filing of the Company’s Form 10Q for the period ended April 30, 2023, which was filed on July 6, 2023, Mohammed Irfan Raimiya Kazi (“Kazi”),) and Kateryna Malenko (“Malenko”) resigned as members of the Board of Directors of the Company.

The foregoing descriptions of the Kazi and Malenko letters of resignation are qualified in their entirety by the full text thereof, which are filed as Exhibits 17.1, 3 and 17.2 hereto, respectively, and incorporated by reference in this report.

In connection with the resignations of Kazi and Malenko, such persons, in their capacities as Directors of the Company, appointed William Alessi as a Director of the Company, effective upon their resignations. Thereafter, Mr. Alessi was appointed as President, Chief Executive Officer and Secretary of the Company.

Certain information regarding Mr. Alessi’s background is set forth below:

William Alessi 52, has served in various capacities in technology companies and as an active investor over his entire professional career. Mr. Alessi manages his private family office Janbella Group, LLC since 2015 and is the founder and CEO of Alpha Modus Corp, founded in 2014.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

17.1	Mohammed Irfan Raimiya Kazi..

17.2	Kateryna Malenko.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date July 13, 2023.

CYBER APPS WORLD, INC.

By:	/s/ William Alessi
William Alessi
Chief Executive Officer

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